Exhibit 5.1

[Allianz Letterhead]

December 22, 2005

Allianz Aktiengesellschaft

Königinstraße 28

80802 Munich, Germany

Ladies and Gentlemen:

I, the undersigned, am the General Counsel of Allianz Aktiengesellschaft, a stock corporation organized under the laws of the Federal Republic of Germany (“Allianz AG”). In that capacity, I have acted as legal adviser in the Federal Republic of Germany (“Germany”) to and on behalf of Allianz AG in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of the registration statement on Form F-4 of Allianz AG (Registration No. 333-128715) (the “Registration Statement”). The Registration Statement relates to the delivery of ordinary shares of Allianz AG to the holders of ordinary shares and savings shares of Riunione Adriatica di Sicurtà S.p.A. (“RAS”) in connection with the proposed merger of RAS with and into Allianz AG (the “Merger”) and Allianz AG’s conversion into a European Company (Societas Europaea, or “SE”) pursuant to the Merger Plan dated as of December 16, 2005 between Allianz AG and RAS (the “Merger Plan”). As used in this opinion, “Allianz shares” refer to the ordinary shares of Allianz AG following its conversion into an SE to become “Allianz SE”.

I have examined the following documents:

1.	the Articles of Association (Satzung) of Allianz AG as in effect on the date hereof;

2.	the Merger Plan, including the proposed Articles of Association (Satzung) of Allianz SE exhibited thereto as Annex I; and

such corporate records, certifications and other documents, and I have made such investigations of law, as I have deemed appropriate as a basis for the opinions

Allianz AG

expressed below. As to any facts material to this opinion which were not independently established or verified by me, statements and representations of officers and other representatives of Allianz AG and others have been relied upon.

In considering the above documents and rendering this opinion I have assumed without any further verification that:

1.	All copies submitted to me are true copies of the original documents;

2.	All drafts have been or will be executed in the form submitted to me;

3.	All documents submitted to me have not been modified, revoked or altered in any way;

4.	All documents submitted to me are authentic and continue to reflect correctly the facts which they purport to reflect;

5.	All documents submitted to me have been duly authorized, executed and delivered by, and constitute legal, valid and binding obligations of, each of the parties thereto (other than Allianz AG);

6.	The Registration Statement will have become effective under the Securities Act;

7.	The Merger Plan will have been approved, as may be required under applicable law, by the shareholders’ meetings of RAS as well as by the shareholders’ meeting of Allianz AG; and

8.	The capital increase to implement the Merger will have been duly resolved by the shareholders’ meeting of Allianz AG.

Based on the foregoing, it is my opinion that the Allianz shares to be issued in connection with the Merger will have been duly authorized and validly issued and will be fully paid and non-assessable (nicht nachschußpflichtig) when:

1.	The capital increase and its consummation to carry out the Merger have been duly registered with the Commercial Register (Handelsregister) of the Local Court (Amtsgericht) of Munich, Federal Republic of Germany pertaining to Allianz; and thereafter

2.	The Merger has been duly registered with the Companies’ Register in Milan, Italy pertaining to RAS; and thereafter

3.	The Merger has been duly registered with the Commercial Register (Handelsregister) of the Local Court (Amtsgericht) of Munich, Federal Republic of Germany, pertaining to Allianz AG.

The opinion expressed above is subject to the following limitations:

Allianz AG

1.	The opinion expressed above is based on facts existing on the date hereof and through the effective date of the Registration Statement and shall not be deemed to relate to facts and conditions prevailing, or laws and regulations in effect, at any time after the effective date of the Registration Statement.

2.	The opinion expressed above is limited to the laws of the Federal Republic of Germany, and I express no opinion as to the laws of any other jurisdiction.

This opinion is delivered to you for your use solely in connection with the Registration Statement and may not be used for any other purpose without my prior written consent. I consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to myself under the caption “Validity of Securities” in the Registration Statement. In giving this consent, however, I do not admit that I am a member of that class of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Peter Hemeling

Dr. Peter Hemeling